UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

On March 21, 2022, InMed Pharmaceuticals Inc. (the “Company”) entered into an amendment to (i) the Securities Purchase Agreement, dated as of February 5, 2021, by and among the Company and the purchasers signatory thereto (the “Purchasers”) pursuant to which the Company issued, among other securities, the Warrants (as defined below) (the “Purchase Agreement”) and (ii) the Common Stock Purchase Warrant issued February 11, 2021, by the Company to the Purchasers.

The Common Stock Purchase Warrants of the Company issued pursuant to the Purchase Agreement previously had an expiration date of August 11, 2026 and exercise price of $4.85 per share (the “Warrants”). There are 693,000 common shares of the Company issuable upon exercise of the Warrants. The Warrants were amended to (i) reduce the exercise price to $0.45 per share, (ii) shorten the expiration date to March 31, 2023, and (iii) allow cashless exercise.

The Purchase Agreement was also amended to allow variable rate transactions, including at the market offerings, by the Company.

The above description of the amendment is qualified in its entirety to the form of amendment attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit shall be deemed to be furnished, and not filed:

Exhibit No.	Description
10.1	Form of Amendment of Purchase Agreement and Common Stock Purchase Warrant, dated March 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: March 22, 2022	By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

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